                                                                     EXHIBIT 4.1

================================================================================

                        RENAISSANCE MEDIA (LOUISIANA) LLC
                        RENAISSANCE MEDIA (TENNESSEE) LLC
                     RENAISSANCE MEDIA CAPITAL CORPORATION,
                                    Issuers,


                          RENAISSANCE MEDIA GROUP LLC,
                                   Guarantor,


                                       and


                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                     Trustee



                              --------------------


                                    Indenture

                            Dated as of April 9, 1998


                              --------------------


                       10% Senior Discount Notes due 2008

================================================================================

                              CROSS-REFERENCE TABLE
                              ---------------------



TIA Sections                                           Indenture Sections
------------                                           ------------------

(S)310(a)(1).......................................         7.10
      (a)(2).......................................         7.10
      (b)..........................................         7.03; 7.08
(S)311(a)..........................................         7.03
      (b)..........................................         7.03
(S)312(a)..........................................         2.04
      (b)..........................................         10.02
      (c)..........................................         10.02
(S)313(a)..........................................         7.06
      (b)(2).......................................         7.07
      (c)..........................................         7.05; 7.06; 10.02
      (d)..........................................         7.06
(S)314(a)..........................................         7.05; 10.02
      (a)(4).......................................         4.17; 10.02
      (c)(1).......................................         10.03
      (c)(2).......................................         10.03
      (e)..........................................         4.17; 10.04
(S)315(a)..........................................         7.02
      (b)..........................................         7.05; 10.02
      (c)..........................................         7.02
      (d)..........................................         7.02
      (e)..........................................         6.11
(S)316(a)(1)(A)....................................         6.05
      (a)(1)(B)....................................         6.04
      (b)..........................................         6.07
      (c)..........................................         9.03
(S)317(a)(1).......................................         6.08
      (a)(2).......................................         6.09
      (b)..........................................         2.05
(S)318(a)..........................................         10.01
      (c)..........................................         10.01

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS
                                -----------------
                                                                           Page

    RECITALS OF THE OBLIGORS..................................................1

                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

    SECTION 1.01.  Definitions................................................1
                   -----------
    SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.........22
                   -------------------------------------------------
    SECTION 1.03.  Rules of Construction.....................................23
                   ---------------------

                                   ARTICLE TWO
                                    THE NOTES

    SECTION 2.01.  Form and Dating...........................................24
                   ---------------
    SECTION 2.02.  Restrictive Legends.......................................25
                   -------------------
    SECTION 2.03.  Execution, Authentication and Denominations...............27
                   -------------------------------------------
    SECTION 2.04.  Registrar and Paying Agent................................28
                   --------------------------
    SECTION 2.05.  Paying Agent to Hold Money in Trust.......................29
                   -----------------------------------
    SECTION 2.06.  Transfer and Exchange.....................................29
                   ---------------------
    SECTION 2.07.  Book-Entry Provisions for Global Notes....................30
                   --------------------------------------
    SECTION 2.08.  Special Transfer Provisions...............................31
                   ---------------------------
    SECTION 2.09.  Replacement Notes.........................................35
                   -----------------
    SECTION 2.10.  Outstanding Notes.........................................35
                   -----------------
    SECTION 2.11.  Temporary Notes...........................................36
                   ---------------
    SECTION 2.12.  Cancellation..............................................36
                   ------------
    SECTION 2.13.  CUSIP Numbers.............................................36
                   -------------
    SECTION 2.14.  Defaulted Interest........................................37
                   ------------------
    SECTION 2.15.  Issuance of Additional Notes..............................37
                   ----------------------------

                                  ARTICLE THREE
                                   REDEMPTION

    SECTION 3.01.  Right of Redemption.......................................37
                   -------------------
    SECTION 3.02.  Notices to Trustee........................................38
                   ------------------
    SECTION 3.03.  Selection of Notes to Be Redeemed.........................38
                   ---------------------------------
    SECTION 3.04.  Notice of Redemption......................................38
                   --------------------
    SECTION 3.05.  Effect of Notice of Redemption............................39
                   ------------------------------

------------------------
Note: The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.

    SECTION 3.06.  Deposit of Redemption Price..............................39
                   ---------------------------
    SECTION 3.07.  Payment of Notes Called for Redemption...................40
                   --------------------------------------
    SECTION 3.08.  Notes Redeemed in Part...................................40
                   ----------------------

                                  ARTICLE FOUR
                                    COVENANTS

    SECTION 4.01.  Payment of Notes.........................................40\
                   ----------------
    SECTION 4.02.  Maintenance of Office or Agency..........................41
                   -------------------------------
    SECTION 4.03.  Limitation on Indebtedness...............................41
                   --------------------------
    SECTION 4.04.  Limitation on Restricted Payments........................44
                   ---------------------------------
    SECTION 4.05.  Limitation on Dividend and Other Payment
                   ----------------------------------------
                  Restrictions Affecting Restricted Subsidiaries............46
                  ----------------------------------------------
    SECTION 4.06.  Limitation on the Issuance and Sale of
                   --------------------------------------
                  Capital Stock of Restricted Subsidiaries..................47
                  ----------------------------------------
    SECTION 4.07.  Limitation on Issuances of Guarantees by
                   ----------------------------------------
                  Restricted Subsidiaries..................................48
                  -----------------------
    SECTION 4.08.  Limitation on Transactions with
                   -------------------------------
                  Shareholders and Affiliates...............................48
                  ---------------------------
    SECTION 4.09.  Limitation on Liens......................................49
                   -------------------
    SECTION 4.10.  Limitation on Sale-Leaseback Transactions................50
                   -----------------------------------------
    SECTION 4.11.  Limitation on Asset Sales................................50
                   -------------------------
    SECTION 4.12.  Repurchase of Notes upon a Change of Control.............51
                   --------------------------------------------
    SECTION 4.13.  Existence................................................51
                   ---------
    SECTION 4.14.  Payment of Taxes and Other Claims........................52
                   ---------------------------------
    SECTION 4.15.  Maintenance of Properties and Insurance..................52
                   ---------------------------------------
    SECTION 4.16.  Notice of Defaults.......................................52
                   ------------------
    SECTION 4.17.  Compliance Certificates..................................52
                   -----------------------
    SECTION 4.18.  Commission Reports and Reports to Holders................53
                   -----------------------------------------
    SECTION 4.19.  Waiver of Stay, Extension or Usury Laws..................54
                   ---------------------------------------
    SECTION 4.20.  Calculation of Original Issue Discount...................54
                   --------------------------------------
    SECTION 4.21.  Release of Obligors Upon Sale............................54
                   -----------------------------

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

    SECTION 5.01.  When Obligors and the Company May Merge, Etc..............54
                   --------------------------------------------
    SECTION 5.02.  Successor Substituted.....................................55
                   ---------------------

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

    SECTION 6.01.  Events of Default.........................................56
                   -----------------

    SECTION 6.02.  Acceleration..............................................57
                   ------------
    SECTION 6.03.  Other Remedies............................................58
                   --------------
    SECTION 6.04.  Waiver of Past Defaults...................................58
                   -----------------------
    SECTION 6.05.  Control by Majority.......................................58
                   -------------------
    SECTION 6.06.  Limitation on Suits.......................................59
                   -------------------
    SECTION 6.07.  Rights of Holders to Receive Payment......................59
                   ------------------------------------
    SECTION 6.08.  Collection Suit by Trustee................................60
                   --------------------------
    SECTION 6.09.  Trustee May File Proofs of Claim..........................60
                   --------------------------------
    SECTION 6.10.  Priorities................................................60
                   ----------
    SECTION 6.11.  Undertaking for Costs.....................................61
                   ---------------------
    SECTION 6.12.  Restoration of Rights and Remedies........................61
                   ----------------------------------
    SECTION 6.13.  Rights and Remedies Cumulative............................61
                   ------------------------------
    SECTION 6.14.  Delay or Omission Not Waiver..............................61
                   ----------------------------

                                  ARTICLE SEVEN
                                     TRUSTEE

    SECTION 7.01.  General...................................................62
                   -------
    SECTION 7.02.  Certain Rights of Trustee.................................62
                   -------------------------
    SECTION 7.03.  Individual Rights of Trustee..............................63
                   ----------------------------
    SECTION 7.04.  Trustee's Disclaimer......................................63
                   --------------------
    SECTION 7.05.  Notice of Default.........................................63
                   -----------------
    SECTION 7.06.  Reports by Trustee to Holders.............................64
                   -----------------------------
    SECTION 7.07.  Compensation and Indemnity................................64
                   --------------------------
    SECTION 7.08.  Replacement of Trustee....................................65
                   ----------------------
    SECTION 7.09.  Successor Trustee by Merger, Etc..........................66
                   --------------------------------
    SECTION 7.10.  Eligibility...............................................66
                   -----------
    SECTION 7.11.  Money Held in Trust.......................................66
                   -------------------

                                  ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

    SECTION 8.01.  Termination of Obligors' Obligations......................67
                   ------------------------------------
    SECTION 8.02.  Defeasance and Discharge of Indenture.....................68
                   -------------------------------------
    SECTION 8.03.  Defeasance of Certain Obligations.........................70
                   ---------------------------------
    SECTION 8.04.  Application of Trust Money................................72
                   --------------------------
    SECTION 8.05.  Repayment to Obligors.....................................72
                   ---------------------
    SECTION 8.06.  Reinstatement.............................................72
                   -------------

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

    SECTION 9.01.  Without Consent of Holders................................73
                   --------------------------
    SECTION 9.02.  With Consent of Holders...................................73
                   -----------------------

    SECTION 9.03.  Revocation and Effect of Consent.........................74
                   --------------------------------
    SECTION 9.04.  Notation on or Exchange of Notes.........................75
                   --------------------------------
    SECTION 9.05.  Trustee to Sign Amendments, Etc..........................75
                   -------------------------------
    SECTION 9.06.  Conformity with Trust Indenture Act......................75
                   -----------------------------------

                                   ARTICLE TEN
                                GUARANTY OF NOTES

    SECTION 10.01.  Guaranty................................................76
                    --------
    SECTION 10.02.  Obligations Unconditional...............................77
                    -------------------------
    SECTION 10.03.  Notice to Trustee.......................................78
                    -----------------
    SECTION 10.04.  This Article Not to Prevent Events of Default...........78
                    ---------------------------------------------
    SECTION 10.05.  Limitation..............................................78
                    ----------

                                 ARTICLE ELEVEN
                                  MISCELLANEOUS

    SECTION 11.01.  Trust Indenture Act of 1939.............................78
                    ---------------------------
    SECTION 11.02.  Notices.................................................78
                    -------
    SECTION 11.03.  Certificate and Opinion as to Conditions Precedent......79
                    --------------------------------------------------
    SECTION 11.04.  Statements Required in Certificate or Opinion...........80
                    ---------------------------------------------
    SECTION 11.05.  Rules by Trustee, Paying Agent or Registrar.............80
                    -------------------------------------------
    SECTION 11.06.  Payment Date Other Than a Business Day..................80
                    --------------------------------------
    SECTION 11.07.  Governing Law...........................................81
                    -------------
    SECTION 11.08.  No Adverse Interpretation of Other Agreements...........81
                    ---------------------------------------------
    SECTION 11.09.  No Recourse Against Others..............................81
                    --------------------------
    SECTION 11.10.  Successors..............................................81
                    ----------
    SECTION 11.11.  Duplicate Originals.....................................81
                    -------------------
    SECTION 11.12.  Separability............................................81
                    ------------
    SECTION 11.13.  Table of Contents, Headings, Etc........................81
                    --------------------------------

EXHIBIT A     Form of Note.................................................A-1
EXHIBIT B     Form of Certificate..........................................B-1
EXHIBIT C     Form of Certificate to Be Delivered in Connection with
                         Transfers Pursuant to Non-QIB
                         Accredited Investors..............................C-1
EXHIBIT D     Form of Certificate to Be Delivered in Connection with
                         Transfers Pursuant to Regulation S................D-1

     INDENTURE, dated as of April 9, 1998, between RENAISSANCE MEDIA (LOUISIANA) LLC, a Delaware limited liability company ("Renaissance Louisiana"), RENAISSANCE
                                            ---------------------
MEDIA (TENNESSEE) LLC, a Delaware limited liability company ("Renaissance
                                                              -----------
Tennessee"), RENAISSANCE MEDIA CAPITAL CORPORATION, a Delaware corporation, as
---------
issuers ("Renaissance Capital" and together with Renaissance Louisiana and
          -------------------
Renaissance Tennessee, the "Obligors"), RENAISSANCE MEDIA GROUP LLC, a Delaware
                            --------
limited liability company, as guarantor (the "Company"), and UNITED STATES TRUST
                                              -------
COMPANY OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").
                                                                      -------


                            RECITALS OF THE OBLIGORS

     The Obligors have duly authorized the execution and delivery of this Indenture to provide for the issuance initially of up to $163,175,000.00 million aggregate principal amount at maturity of the Obligors' 10% Senior Discount Notes due 2008 (the "Notes") issuable as provided in this Indenture. All things
                     -----
necessary to make this Indenture a valid agreement of the Obligors and the Company, in accordance with its terms, have been done, and the Obligors and the Company have done all things necessary to make the Notes, when executed by the Obligors and authenticated and delivered by the Trustee hereunder and duly issued by the Obligors, valid obligations of the Obligors as hereinafter provided.

     This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                     AND THIS INDENTURE FURTHER WITNESSETH

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.


                                  ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01.  Definitions.
                    -----------

     "Accreted Value" is defined to mean, for any Specified Date, the amount calculated pursuant to (i), (ii), (iii) or (iv) below for each $1,000 of principal amount at maturity of the Notes:

          (i) if the Specified Date occurs on one or more of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

     Semi-Annual                            Accreted
     Accrual Date                             Value
     ------------                           --------

     October 15, 1998....................   $  644.60
     April 15, 1999......................      676.83
     October 15, 1999....................      710.68
     April 15, 2000......................      746.21
     October 15, 2000....................      783.52
     April 15, 2001......................      822.70
     October 15, 2001....................      863.83
     April 15, 2002......................      907.02
     October 15, 2002....................      952.38
     April 15, 2003......................   $1,000.00


          (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) $612.91 and (b) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less $612.91 multiplied by (2) a fraction, the numerator of which is the number of days from the Closing Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Closing Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

          (iii)  if the Specified Date occurs between two Semi-Annual
     Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

          (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

          "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

          "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person that is not a Restricted Subsidiary, except (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period and (y) with respect to net losses, to the extent of the amount of Investments made by the Company or any Restricted Subsidiary in such Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) any gains or losses (on an after-tax basis) attributable to Asset Sales; (iv) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of
Section 4.04, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and (v) all extraordinary gains and extraordinary losses.

          "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to Section 4.18.

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means any Registrar, Co-Registrar, Paying Agent or authenticating agent.

          "Agent Members" has the meaning provided in Section 2.07(a).

          "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

          "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

          "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of Article Five; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets,
(b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Section 4.04, (c) sales, transfers or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $1 million in any transaction or series of transactions or (d) sales or other dispositions of assets for consideration (including exchanges for assets) at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property or assets of the kind described in clause (B) of Section
4.11 or deposits of proceeds with a "qualified intermediary," "qualified trustee" or similar person for purposes of facilitating a like-kind exchange under applicable provisions of the Internal Revenue Code of 1986, as amended.

          "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

          "Board of Directors" means, with respect to any Person, the Board of Directors or Board of Representatives of such Person or any committee of such Board of Directors or Board of Representatives duly authorized to act with respect to this Indenture.

          "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

          "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

          "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

          "Change of Control" means such time as (i) (a) prior to the occurrence of a Public Market, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing a greater percentage of the total voting power of the Voting Stock of (x) Holdings, on a fully diluted basis, than is beneficially owned by the Morgan Stanley Entities and Time Warner and their Affiliates on such date or (y) the Company, on a fully diluted basis, than is held by the Existing Stockholders on such date and (b) after the occurrence of a Public Market, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the

Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders on such date; or (ii) individuals who on the Closing Date constitute the Board of Directors of Holdings or the Company (together with any new directors (x) whose election by such Board of Directors or whose nomination by such Board of Directors for election by Holdings' or the Company's equityholders was approved by a vote of at least two-thirds of the members of such Board of Directors then in office who either were members of such Board of Directors on the Closing Date or whose election or nomination for election was previously so approved or (y) so long as no person beneficially owns a greater proportion of the total voting power of the Voting Stock of Holdings than is beneficially owned by the Morgan Stanley Entities and Time Warner and their Affiliates, whose election was approved by Holdings with respect to the Company) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

          "Closing Date" means the date on which the Notes are originally issued under this Indenture.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

          "Common Stock" means, with respect to any Person, such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock, including any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) thereof.

          "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

          "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period (x) plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP, and (y) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04, less (to the extent not otherwise reduced in accordance with GAAP) the aggregate amount of deposits made by the Company and its Restricted Subsidiaries after the Closing Date in connection with proposed Asset Acquisitions that are forfeited by the Company or any of its Restricted Subsidiaries; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

          "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, any premiums, fees and expenses (and any amortization thereof) payable in connection with the Transactions, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

          "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to (ii) four times the aggregate amount of Consolidated EBITDA for the then most recent fiscal quarter for which financial statements of the Company have been filed with the Commission or provided to the Trustee pursuant to Section
4.18 (such fiscal quarter being the "Quarter"); provided that, in making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Quarter through the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period and, in the case of any Asset Acquisition, giving pro forma effect to any cost reductions the Company anticipates if the Company delivers to the Trustee an officer's certificate executed by the Chief Financial Officer of the Company certifying to and describing and quantifying with reasonable specificity the cost reductions expected to be attained within the first year after such Asset Acquisition; and (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the fiscal quarter immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

          "Consolidated Net Worth" means, at any date of determination, shareholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

          "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 114 West 47/th/ Street, New York, New York 10036-1532; Attention:
Corporate Trust Division: 25/th/ Floor.

          "Credit Agreement" means the credit agreement between Renaissance Media LLC, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as syndication agent, CIBC Oppenheimer, as documentation agent, and Bankers Trust Company, as administrative agent, together with any agreements, instruments and documents executed or delivered pursuant to or in connection with such credit agreement, as such credit agreement or such agreements, instruments or documents may be amended, supplemented, extended, restated, renewed or otherwise modified from time to time and any refinancing, replacement or substitution thereof or therefor, or of or for any previous refinancing, replacement or substitution.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Depositary" means The Depository Trust Company, its nominees, and their respective successors.

          "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.11 and 4.12 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Obligors' repurchase of such Notes as are required to be repurchased pursuant to Sections
4.11 and 4.12.

          "Event of Default" has the meaning provided in Section 6.01.

          "Excess Proceeds" has the meaning provided in Section 4.11.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means any securities of the Obligors containing terms identical to the Notes (except that such Exchange Notes shall be registered under the Securities Act) that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement and this Indenture.

          "Existing Stockholders" means (i) the Morgan Stanley Entities and Time Warner and their respective Affiliates and (ii) Holdings, so long as the Morgan Stanley Entities and Time Warner, and their respective Affiliates, in the aggregate, beneficially own a majority of the Voting Stock of Holdings.

          "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided that for purposes of clause (viii) of the second paragraph of Section 4.03, (x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by the Company or an Obligor exceeds $10 million, the fair market value of such property shall be determined by a nationally recognized investment banking firm and set forth in the written opinion which shall be delivered to the Trustee.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the Transactions and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

          "Global Notes" has the meaning provided in Section 2.01.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guaranteed Indebtedness" has the meaning provided in Section 4.07.

          "Guaranty" means the full and unconditional Guarantee of the Notes by the Company, as set forth in Article Ten.

          "Holder" or "Noteholder" means the registered holder of any Note.

          "Holdings" means Renaissance Media Holdings LLC, a Delaware limited liability company.

          "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all Capitalized Lease Obligations, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and
(viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

          "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

          "Interest Payment Date" means each semiannual interest payment date on April 15 and October 15 of each year, commencing October 15, 2003.

          "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

          "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding (x) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and (y) deposits in connection with any proposed Asset Acquisition not to exceed 10% of the estimated purchase price for such Asset Acquisition) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or
in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of Section 4.06; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Morgan Stanley Entities" means Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P. and MSCP III 892 Investors, L.P.

          "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable), including, without limitation, distributions by the Company or a Restricted Subsidiary pursuant to clause (ix) of the second paragraph of Section 4.04, as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

          "Notes" means any of the Notes, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include the Notes initially issued on the Closing Date, any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture and any other Notes issued after the Closing Date under this Indenture. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

          "Obligor Order" means a written request or order signed in the name of each Obligor (i) by its Chairman, a Vice Chairman, its President, a Vice President or the Chief Financial Officer and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers listed in clause (i) above in lieu of being signed by one of such officers listed in such clause (i) and one of the officers listed in clause
(ii) above.

          "Obligors" means each of the parties named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

          "Offer to Purchase" means an offer to purchase Notes by the Obligors from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Obligors default in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;
(v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount at maturity of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. On the Payment Date, the Obligors shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Obligors. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount at maturity to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. The Obligors shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The

Trustee shall act as the Paying Agent for an Offer to Purchase. The Obligors shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Obligors are required to repurchase Notes pursuant to an Offer to Purchase.

          "Officer" means, with respect to any Person, (i) the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary, in each case of and duly authorized by such Person.

          "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof or two officers listed in clause (i) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

          "Offshore Global Notes" has the meaning provided in Section 2.01.

          "Offshore Physical Notes" has the meaning provided in Section 2.01.

          "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Obligors or the Company, as the case may be. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

          "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

          "Payment Date" has the meaning specified in the definition of "Offer to Purchase."

          "Permanent Offshore Global Notes" has the meaning provided in Section 2.01.

          "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received in satisfaction of judgments; (v) loans or advances to employees of the Company or any Restricted Subsidiary evidenced by unsubordinated promissory notes that do not in the aggregate exceed at any one time outstanding $1 million; (vi) Investments in any Person the primary business of which is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investments; provided the aggregate amount of Investments made pursuant to this clause (vi) does not exceed $2 million plus the net reductions in Investments made pursuant to this clause (vi) resulting from distributions on or repayments of such Investments or the Net Cash Proceeds from the sale of any such Investments, provided that the net reduction in any Investment shall not exceed the amount of such Investment;
(vii) deposits of proceeds with a "qualified intermediary," "qualified trustee" or similar person for purposes of facilitating a like-kind exchange under applicable provisions of the Internal Revenue Code of 1986, as amended; or
(viii) Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates.

          "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are not yet delinquent or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations (including obligations under franchise agreements), bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (vi) Liens upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, to finance the cost (including the cost of design, development, acquisition, installation, integration, improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;
(ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;
(xii) Liens in favor of the Company or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with industry practice; (xviii) Liens resulting from deposits made in connection with any proposed Asset Acquisition provided that such deposit does not exceed 10% of the estimated purchase price for such Asset Acquisition; (xix) Liens upon real or personal property acquired after the Closing Date that secure Indebtedness under clause
(vi) above to secure any other Indebtedness secured under clause (vi) above; provided that the aggregate principal amount of Indebtedness secured by such Liens does not exceed 100% of the cost of all of the property securing such Indebtedness under clause (vi) above; and (xx) Liens on or sales of receivables, including related intangible assets and proceeds thereof.

          "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Physical Notes" has the meaning provided in Section 2.01.

          "Preferred Stock" means, with respect to any Person, such Person's preferred or preference equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock, including any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) thereof.

          "principal" of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

          "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.02.

          "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company or an Obligor pursuant to an effective registration statement under the Securities Act.

          A "Public Market" shall be deemed to exist if (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding Common Stock of the Company or an Obligor has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

          "Registrar" has the meaning provided in Section 2.04.

          "Registration" has the meaning provided in Section 4.18.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated April 6, 1998, between the Obligors, the Company and Morgan Stanley & Co. Incorporated and certain permitted assigns specified therein.

          "Registration Statement" means the Registration Statement as defined and described in the Registration Rights Agreement.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act.

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee in its corporate trust department customarily performing functions similar to those performed by any of the above-designated officers, in each case assigned to or responsible for this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Payments" has the meaning provided in Section 4.04.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Register" has the meaning provided in Section 2.04.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means, at any date of determination, the Obligors and any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

          "Specified Date" means any Redemption Date, any Payment Date for an Offer to Purchase or any date on which the Notes first become due and payable after an Event of Default.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors .

          "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

          "Subsidiary Guarantee" has the meaning provided in Section 4.07.

          "Tax Amount" means, with respect to any period, without duplication, the increase in the cumulative United States federal, state and local tax liability of holders of equity interests in the Company or a Restricted Subsidiary, as applicable (or if such holder is a pass-through entity for United States income tax purposes, holders of its equity interests) in respect of their interests in the Company or such Restricted Subsidiary for such period plus any additional amounts payable to such holders to cover taxes arising from the ownership of such equity interests, but excluding any increase in tax liability or additional amounts payable in respect of a gain realized by a holder of an equity interest in the Company or a Restricted Subsidiary upon the sale or disposition by such holder of an equity interest, including without limitation, any redemption thereof by the Company, in the Company or a Restricted Subsidiary.

          "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

          "Temporary Offshore Global Notes" has the meaning provided in Section 2.01.

          "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

          "Time Warner" means TWI Cable, Inc. and its cable-related affiliates.

          "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

          "Transactions" means, collectively, (i) the acquisition by Renaissance Media LLC of six cable television systems from Time Warner, (ii) the issuance to Time Warner of a $9.5 million equity ownership interest in Holdings, (iii) the equity contribution to Holdings of $95.1 million from the Morgan Stanley Entities and $3.9 million from six former senior managers of Cablevision Industries Corporation, which will be contributed to Renaissance Media LLC and its subsidiaries as equity, (iv) the establishment of the Credit Agreement and
(v) the sale of the Notes originally issued hereunder.

          "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

          "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company), other than the Obligors, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or

(II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Sections 4.03 and 4.04. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Global Notes" has the meaning provided in Section 2.01.

          "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

          "U.S. Physical Notes" has the meaning provided in Section 2.01.

          "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

          "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

          SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.
                         -------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "indenture securities" means the Notes;

               "indenture security holder" means a Holder or a Noteholder;

               "indenture to be qualified" means this Indenture;

               "indenture trustee" or "institutional trustee" means the Trustee; and

               "obligor" on the indenture securities means the Obligors, the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.03.  Rules of Construction. Unless the context otherwise
                         ---------------------
requires:

               (i)    a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (iii)  "or" is not exclusive;

               (iv) words in the singular include the plural, and words in the plural include the singular;

               (v)    provisions apply to successive events and transactions;

               (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

               (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

               (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                  ARTICLE TWO
                                   THE NOTES

      SECTION 2.01.  Form and Dating.  The Notes and the Trustee's certificate
                     ---------------
of authentication shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Obligors are subject or usage. The Obligors and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

     The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company, each of the Obligors and the Trustee, by its execution and delivery of this Indenture, expressly agrees to the terms and provisions of the Notes applicable to it and to be bound thereby.

     Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "U.S. Global Notes"),
                                                       -----------------
registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Obligors and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global Notes in registered form substantially in the form set forth in Exhibit A (the "Temporary
                                                                       ---------
Offshore Global Notes"), registered in the name of the nominee of the
---------------------
Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Obligors and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the Offshore Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. At any time on or after May 19, 1998, upon receipt by the Trustee and the Obligors of a certificate substantially in the form of Exhibit B hereto, one or more permanent global Notes in registered form substantially in the form set forth in Exhibit A (the "Permanent Offshore Global Notes"; and
                                      -------------------------------
together with the Temporary Offshore Global Notes, the "Offshore Global Notes")
                                                        ---------------------
duly executed by the Obligors and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary or its nominee, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of the Temporary Offshore Global Notes in an amount equal to the principal amount at maturity of the beneficial interest in the Temporary Offshore Global Notes transferred.

     Notes offered and sold in reliance on Regulation D under the Securities Act shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Notes").
                                                       -------------------

     Notes issued pursuant to Section 2.07 in exchange for interests in the Offshore Global Notes shall be in the form of permanent certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Offshore
                                                                       --------
Physical Notes").
--------------

     The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Notes
                                        --------------
and the Offshore Global Notes are sometimes referred to herein as the "Global
                                                                       ------
Notes."
-----

     The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

      SECTION 2.02.  Restrictive Legends.  Unless and until a Note is exchanged
                     -------------------
for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the U.S. Global Notes, Temporary Offshore Global Notes and each U.S. Physical Note shall bear the following legend on the face thereof:

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS
     NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO

     RENAISSANCE MEDIA GROUP LLC OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
     (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE ACCRETED VALUE OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE OBLIGORS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HERETO RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE OBLIGORS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS
     NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE OBLIGORS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
     SECTION 2.08 OF THE INDENTURE.

     SECTION 2.03.  Execution, Authentication and Denominations.  Subject to
                    -------------------------------------------
Article Four and applicable law, the aggregate principal amount at maturity of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes shall be executed by two Officers of each of the Obligors. The signature of any of these Officers on the Notes may be by facsimile or manual signature in the name and on behalf of the Obligors.

     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of an Obligor Order authenticate for original issue Notes in the aggregate principal amount specified in such Obligor Order; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Obligors in connection with such authentication of Notes.

     Such Obligor Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in case of an issuance of Notes pursuant to Section 2.15, shall certify that such issuance is in compliance with Article Four.

     The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Obligors or an Affiliate of the Obligors.

     The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount at maturity and any integral multiple thereof.

     SECTION 2.04.  Registrar and Paying Agent.  The Obligors shall maintain an
                    --------------------------
office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented
                   ---------
for payment (the "Paying Agent") and an office or agency where notices and
                  ------------
demands to or upon the Obligors in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Obligors shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Security Register"). The Security Register shall be
                            -----------------
in written form or any other form capable of being converted into written form within a reasonable time. The Obligors may have one or more co-Registrars and one or more additional Paying Agents.

     The Obligors shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Obligors shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Obligors fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Obligors may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Obligors and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Obligors, any Subsidiary of the Obligors, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

     The Obligors initially appoint the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA (S)312(a). If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Security Register, including the aggregate principal amount at maturity of Notes held by each Holder.

      SECTION 2.05.  Paying Agent to Hold Money in Trust.  Not later than 11:00
                     -----------------------------------
a.m. (New York City time) on each due date of the principal, premium, if any, and interest on any Notes, the Obligors shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Obligors shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Obligors or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Obligors (or any other obligor on the Notes) in making any such payment. The Obligors at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Obligors or any Subsidiary of the Obligors or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

      SECTION 2.06.  Transfer and Exchange.  The Notes are issuable only in
                     ---------------------
registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Obligors, the Company, the Trustee, and any agent of the Obligors or the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Obligors, the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount at maturity of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); provided that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any Notes that are exchanged for Exchange Notes shall be canceled by the Trustee. To permit registrations of transfers and exchanges, the Obligors shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Obligors may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.08 or 9.04).

     The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     SECTION 2.07.  Book-Entry Provisions for Global Notes.  (a)  The U.S.
                    --------------------------------------
Global Notes and Offshore Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary,
(ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

     Members of, or participants in, the Depositary ("Agent Members") shall have
                                                      -------------
no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Obligors, the Company, the Trustee and any agent of the Obligors, the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Obligors, the Company, the Trustee or any agent of the Obligors, the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

     (b) Transfers of a Global Note shall be limited to transfers of such Global
Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, U.S. Physical Notes and Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Notes or the Offshore Global Notes, as the case may be, (i) if the Depositary notifies the Obligors that it is unwilling or unable to continue as Depositary for the U.S. Global Notes or the Offshore Global Notes, as the case may be, and a successor depositary is not appointed by the Obligors within 90 days of such notice, (ii) if an Event of Default has occurred and is continuing and the Registrar has received a request therefor from the Depositary or (iii) in accordance with the rules and procedures of the Depositary and the provisions of
Section 2.08.

     (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     (d) In connection with any transfer of a portion of the beneficial interests in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of such Global Note in an amount equal to the principal amount at maturity of the beneficial interest in such Global Note to be transferred, and the Obligors shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes or Offshore Physical Notes, as the case may be, of like tenor and amount.

     (e) In connection with the transfer of the U.S. Global Notes or Offshore Global Notes, in whole, to beneficial owners pursuant to paragraph (b) of this
Section 2.07, the U.S. Global Notes or Offshore Global Notes, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Obligors shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Notes or Offshore Global Notes, as the case may be, an equal aggregate principal amount at maturity of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

     (f) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Notes pursuant to paragraph (b), (d) or (e) of this Section 2.07 shall, except as otherwise provided by paragraph (f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Section 2.02.

     (g) Any Offshore Physical Note delivered in exchange for an interest in the Offshore Global Notes pursuant to paragraph (b), (d) or (e) of this Section 2.07 shall, except as otherwise provided by paragraph (f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Offshore Physical Note set forth in Section 2.02.

     (h) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     SECTION 2.08.  Special Transfer Provisions.  Unless and until a Note is
                    ---------------------------
exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

     (a)  Transfers to Non-QIB Institutional Accredited Investors.  The
          -------------------------------------------------------
following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

          (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the transferor certifies that the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit C hereto and (B) if the aggregate Accreted Value of the Notes at the time of transfer is less than $100,000, an opinion of counsel acceptable to the Obligors that such transfer is in compliance with the Securities Act.

          (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of the U.S. Global Notes in an amount equal to the principal amount at maturity of the beneficial interest in the U.S. Global Notes to be transferred, and the Obligors shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

     (b)  Transfers to QIBs.  The following provisions shall apply with respect
          -----------------
to the registration of any proposed transfer of a Note to a QIB (excluding Non-U.S. Persons):

          (i) If the Note to be transferred consists of (x) either Offshore Physical Notes prior to the removal of the Private Placement Legend or U.S. Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Obligors and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Obligors and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Obligors as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Notes, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

          (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in clause (i) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the U.S. Global Notes in an amount equal to the principal amount at maturity of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Notes so transferred.

     (c) Transfers of Interests in the Temporary Offshore Global Notes.  The
         -------------------------------------------------------------
following provisions shall apply with respect to registration of any proposed transfer of interests in the Temporary Offshore Global Notes:

          (i) The Registrar shall register the transfer of any Note (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise advised the Obligors and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Obligors and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Obligors as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

          (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the U.S. Global Notes in an amount equal to the principal amount at maturity of the Temporary Offshore Global Notes to be transferred, and the Trustee shall decrease the amount of the Temporary Offshore Global Notes in such an amount.

     (d) Transfers of Interests in the Permanent Offshore Global Notes or
         ----------------------------------------------------------------
Unlegended Offshore Physical Notes.  The following provisions shall apply with
----------------------------------
respect to any transfer of
interests in the Permanent Offshore Global Notes or unlegended Offshore Physical Notes. The Registrar shall register the transfer of any such Note without requiring any additional certification.

     (e)  Transfers to Non-U.S. Persons at Any Time.  The following provisions
          -----------------------------------------
shall apply with respect to any transfer of a Note to a Non-U.S. Person:

          (i) Prior to May 19, 1998, the Registrar shall register any proposed transfer of a Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

          (ii) On and after May 19, 1998, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in the U.S. Global Notes, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

          (iii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of the U.S. Global Notes in an amount equal to the principal amount at maturity of the beneficial interest in the U.S. Global Notes to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Offshore Global Notes in an amount equal to the principal amount at maturity of the U.S. Physical Notes or the U.S. Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Notes.

     (f) Private Placement Legend.  Upon the transfer, exchange or replacement
         ------------------------
of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either
(i) the circumstances contemplated by the second sentence of the fourth paragraph of Section 2.01 or paragraphs (a)(i)(x) or (e)(ii) of this Section
2.08 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Obligors and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (g) General.  By its acceptance of any Note bearing the Private Placement
         -------
Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Obligors such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Obligors with respect to) the sufficiency of any such certifications, legal opinions or other information.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08 for a period of time required by applicable law. The Obligors shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     SECTION 2.09.  Replacement Notes.  If a mutilated Note is surrendered to
                    -----------------
the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Obligors or the Trustee that such Note has been acquired by a bona fide purchase, the Obligors shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of this Section 2.09 are met. If required by the Trustee or the Obligors, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Obligors to protect the Obligors, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Obligors may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Obligors in their discretion may pay such Note instead of issuing a new Note in replacement thereof.

     Every replacement Note is an additional obligation of the Obligors and shall be entitled to the benefits of this Indenture.

     SECTION 2.10.  Outstanding Notes.  Notes outstanding at any time are all
                    -----------------
Notes that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section
2.10 as not outstanding.

     If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Obligors receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

     If the Paying Agent (other than the Obligors or an Affiliate of the Obligors) holds on the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

     A Note does not cease to be outstanding because the Obligors or one of its Affiliates holds such Note, provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Obligors or any other obligor upon the Notes or any Affiliate of the Obligors or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Obligors or any other obligor upon the Notes or any Affiliate of the Obligors or of such other obligor.

     SECTION 2.11.  Temporary Notes.  Until definitive Notes are ready for
                    ---------------
delivery, the Obligors may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Obligors will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Obligors designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Obligors shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

     SECTION 2.12.  Cancellation.  The Obligors at any time may deliver to the
                    ------------
Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Obligors may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Obligors have not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its normal procedure.

     SECTION 2.13.  CUSIP Numbers.  The Obligors in issuing the Notes may use
                    -------------
"CUSIP", "CINS" or "ISIN" numbers (if then generally in use), and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to

Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be affected by any defect or omission of such numbers. The Obligors will promptly notify the Trustee of any change in the "CUSIP," "CINS" or "ISIN" numbers.

     SECTION 2.14.  Defaulted Interest.  If the Obligors default in a payment
                    ------------------
of interest on the Notes, they shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Obligors for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Obligors shall mail to each Holder and the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

     SECTION 2.15.  Issuance of Additional Notes.  The Obligors may, subject to
                    ----------------------------
Article Four of this Indenture and applicable law, issue additional Notes under this Indenture. The Notes issued on the Closing Date and any additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.


                                 ARTICLE THREE
                                   REDEMPTION

     SECTION 3.01.  Right of Redemption. (a)  The Notes may be redeemed, at the
                    -------------------
Obligors' option, in whole or in part, at any time or from time to time, on or after April 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount at maturity), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing April 15 of the years set forth below:

                                      Redemption
               Year                      Price
               ----                   ----------
               2003.................     105.000%
               2004.................     103.333
               2005.................     101.667
               2006 and thereafter..     100.000

     (b) In addition, at any time prior to April 15, 2001, the Obligors may redeem up to 35% of the principal amount at maturity of the Notes with the proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Company or an Obligor to a Person other than the Company or any Subsidiary of the Company, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of Accreted Value on the Redemption
Date) of 110.000%; provided that at least $106.0 million aggregate principal amount at maturity of Notes remains outstanding after each such redemption and notice of any such redemption is mailed within 60 days after the related sale of Capital Stock.

     SECTION 3.02.  Notices to Trustee.  If the Obligors elect to redeem Notes
                    ------------------
pursuant to Section 3.01(a) or 3.01(b), they shall notify the Trustee in writing of the Redemption Date and the principal amount at maturity of Notes to be redeemed and the clause of this Indenture pursuant to which redemption shall occur.

     The Obligors shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

     SECTION 3.03.  Selection of Notes to Be Redeemed.  If less than all of the
                    ---------------------------------
Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements, as certified to it by the Obligors, of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Notes of $1,000 in principal amount at maturity or less shall be redeemed in part.

     The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $1,000 in principal amount at maturity may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount at maturity or any integral multiple thereof) of Notes that have denominations larger than $1,000 in principal amount at maturity. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Obligors and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

     SECTION 3.04.  Notice of Redemption.  With respect to any redemption of
                    --------------------
Notes pursuant to Section 3.01(a) or 3.01(b), at least 30 days but not more than 60 days before a Redemption Date, the Obligors shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed.

     The notice shall identify the Notes (including CUSIP, CINS or ISIN numbers) to be redeemed and shall state:

          (i)    the Redemption Date;

          (ii)   the Redemption Price;

          (iii)  the name and address of the Paying Agent;

          (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

          (v) that, unless the Obligors default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

          (vi) that, if any Note is being redeemed in part, the portion of the principal amount at maturity (equal to $1,000 in principal amount at maturity or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount at maturity equal to the unredeemed portion thereof will be reissued; and

          (vii) that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

     At the Obligors' request (which request may be revoked by the Obligors at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Obligors. If, however, the Obligors give such notice to the Holders, the Obligors shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

     SECTION 3.05.  Effect of Notice of Redemption.  Once notice of redemption
                    ------------------------------
is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

     Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

     SECTION 3.06.  Deposit of Redemption Price.  On or prior to any Redemption
                    ---------------------------
Date, the Obligors shall deposit with the Paying Agent (or, if the Obligors are acting as their own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Obligors to the Trustee for cancellation.

     SECTION 3.07.  Payment of Notes Called for Redemption.  If notice of
                    --------------------------------------
redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Obligors shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Obligors at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

     SECTION 3.08.  Notes Redeemed in Part.  Upon surrender of any Note that is
                    ----------------------
redeemed in part, the Obligors shall execute and the Trustee shall authenticate and deliver to the Holder without service charge a new Note equal in principal amount at maturity to the unredeemed portion of such surrendered Note.

                                 ARTICLE FOUR
                                   COVENANTS

     SECTION 4.01.  Payment of Notes.  The Obligors shall, jointly and
                    ----------------
severally, pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Obligors, a Subsidiary of the Obligors, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Obligors or any Subsidiary of the Obligors or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Obligors, the Trustee shall serve as the Paying Agent, if any, for the Notes.

     The Obligors shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

     SECTION 4.02.  Maintenance of Office or Agency.  The Obligors will
                    -------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Obligors in respect of the Notes and this Indenture may be served. The Obligors will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Obligors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

     The Obligors may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Obligors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Obligors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Obligors hereby initially designate the Corporate Trust Office of the Trustee as such office of the Obligors in accordance with Section 2.04.

      SECTION 4.03.  Limitation on Indebtedness.  (a) The Company will not, and
                     --------------------------
will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes, the Guaranty and Indebtedness existing on the Closing
Date); provided that the Company or any

Obligor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and (x) less than or equal to 7.25 to 1, for Indebtedness Incurred on or prior to December 31, 1999, or (y) less than or equal to 6.75 to 1, for Indebtedness Incurred thereafter.

     Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following: (i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed the greater of (x) $200 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.11 and (y) an amount equal to 4.5 times the Company's Consolidated EBITDA for the then most recent fiscal quarter for which financial statements of the Company have been filed with the Commission (giving pro forma effect to any Asset Acquisitions and Asset Dispositions as provided under the definition of "Consolidated Leverage Ratio") multiplied by four; (ii) Indebtedness owed (A) to the Company or any Obligor evidenced by a promissory note or (B) to any other Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (i), (ii), (iv), (vi), (vii) or (viii) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes and the Guaranty or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes and the Guaranty shall only be permitted under this clause (iii) if (A) in case the Notes and the Guaranty are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes and the Guaranty, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes and the Guaranty, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes and the Guaranty, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes and the Guaranty at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and the Guaranty and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company or the Obligors be refinanced by means of any Indebtedness of any Restricted Subsidiary other than the Obligors pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds, performance guarantees or similar obligations securing the Company's or any Restricted Subsidiary's obligations under any cable television franchise, pole attachment agreement or lease or other similar agreement incurred in the ordinary course of business and entered into in connection with the day-to-day operations of such business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of the Company or the Obligors, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as described under Article Eight;
(vi) Guarantees of the Notes and Guarantees of Indebtedness of the Company or the Obligors by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.07; (vii) Indebtedness Incurred to finance the cost to acquire equipment, inventory or other assets used or useful in the business of the Company and its Restricted Subsidiaries (including acquisitions by way of a Capitalized Lease and the acquisition of the Capital Stock of a Person that becomes a Restricted Subsidiary), in an aggregate principal amount outstanding at any time not to exceed 5% of the Company's total assets as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries filed with the Commission; (viii) Indebtedness of the Company or any Obligor not to exceed, at any one time outstanding, two times the sum of (A) the Net Cash Proceeds received by the Company or an Obligor after the Closing Date as a capital contribution (other than a capital contribution by the Company or any Subsidiary of the Company) or from the sale of its Capital Stock (other than Disqualified Stock) to a Person other than the Company or any Subsidiary of the Company, to the extent such capital contribution or sale of Capital Stock has not been used pursuant to clause (C)(2) of the first paragraph or clause (iii), or (iv) of the second paragraph of Section 4.04 to make a Restricted Payment and (B) 80% of the fair market value of property (other than cash and cash equivalents) received by the Company or an Obligor after the Closing Date as a capital contribution (other than a capital contribution by the Company or any Subsidiary of the Company) or from the sale of its Capital Stock (other than Disqualified Stock) to a Person other than the Company or any Subsidiary of the Company, to the extent such capital contribution or sale of Capital Stock has not been used pursuant to clause (iii), (iv) or (vi) of the second paragraph of Section 4.04 to make a Restricted Payment; provided that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes; and (ix) Acquired Indebtedness; provided that after giving effect to the Incurrence thereof, the Company could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03.

     (b) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

     (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (1) Indebtedness Incurred under the Credit Agreement on or prior to the Closing Date shall be treated as Incurred pursuant to clause (i) of the second paragraph of this Section 4.03, (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (3) any Liens granted pursuant to the equal and ratable provisions referred to in
Section 4.09 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause (1) of the preceding sentence), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; provided that any Indebtedness Incurred under any of clauses (i) through (ix) of the second paragraph of this Section 4.03 shall be deemed to be no longer outstanding under any such clauses and shall be deemed to have been Incurred under the first paragraph of this Section 4.03 on the first date on which the Company could have Incurred such Indebtedness under the first paragraph of this
Section 4.03 if no Default or Event of Default would be continuing after giving effect to such Incurrence.

     SECTION 4.04.  Limitation on Restricted Payments.  The Company will not,
                    ---------------------------------
and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Company or any of its Restricted Subsidiaries (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries other than the Obligors held by minority stockholders), (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company, an Obligor or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than the Company or a Wholly Owned Restricted Subsidiary) or (B) any Restricted Subsidiary other than the Obligors (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company or any Obligor (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company or any Obligor, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Guaranty or Indebtedness of an Obligor that is subordinated in right of payment to the Notes or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i)
through (iv) above being collectively "Restricted Payments") if, at the time
                                       ---------- --------
of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section
4.03 or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) the amount by which Consolidated EBITDA exceeds 130% of Consolidated Interest Expense, in each case, determined on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 4.18 plus (2) the aggregate Net Cash Proceeds received by the Company or an Obligor after the Closing Date as a capital contribution (other than a capital contribution by the Company or any Subsidiary of the Company) or from the issuance and sale permitted by this Indenture of its Capital Stock (other than Disqualified Stock) to a Person other than the Company or any Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness of the Company or an Obligor for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company or such Obligor, or from the issuance to a Person other than the Company or any Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company or an Obligor (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness outstanding under clause (viii) of the second paragraph under Section 4.03, plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

     The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Guaranty or the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of Section 4.03(a); (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company, an Obligor or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company or an Obligor (or options, warrants or other rights to acquire such Capital Stock); (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Guaranty or Indebtedness of an Obligor which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company or an Obligor (or options, warrants or other rights to acquire such Capital Stock); (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Article Five; (vi) Investments acquired as a capital contribution or in exchange for Capital Stock (other than Disqualified Stock) of the Company or an Obligor;
(vii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company or an Obligor, options for any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement or termination of employment or pursuant to any agreement under which such shares of stock or related rights were issued; provided that the aggregate consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares or related rights after the Closing Date does not exceed $2 million; (viii) the declaration or payment of dividends on the Common Stock of the Company or an Obligor following a Public Equity Offering of such Common Stock, of up to 6% per annum of the Net Cash Proceeds received by the Company or such Obligor in such Public Equity Offering; (ix) for so long as the Company or any Restricted Subsidiary is treated as a pass-through entity for United States federal income tax purposes, distributions to equity holders of the Company or any Restricted Subsidiary in an amount not to exceed the Tax Amount for such period; or (x) other Restricted Payments in an aggregate amount not to exceed $10 million; provided that, except in the case of clauses (i) and
(iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof and an Investment referred to in clause (vi) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company or an Obligor are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes or the Guaranty, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

      SECTION 4.05.  Limitation on Dividend and Other Payment Restrictions
                     -----------------------------------------------------
Affecting Restricted Subsidiaries.  The Company will not, and will not permit
---------------------------------
any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

     The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in the Credit Agreement, this Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that (x) the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced or (y) the encumbrances and restrictions in any such modifications, extensions, refinancings, renewals, restructurings, substitutions or replacements (A) do not prevent the Company or any of its Restricted Subsidiaries from paying interest on the Notes and (B) will be no more restrictive in any material respect than encumbrances and restrictions which could be obtained by a Person comparable to the Company or such Restricted Subsidiary under then prevailing market conditions; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this Section 4.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company) and
(C) the Company determines, at the time of entering into such encumbrance or restriction, that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes. Nothing contained in this Section 4.05 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

      SECTION 4.06.  Limitation on the Issuance and Sale of Capital Stock of
                     -------------------------------------------------------
Restricted Subsidiaries.  The Company will not sell, and will not permit any
-----------------------
Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary other than an Obligor (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under
Section 4.04 if made on the date of such issuance or sale; or (iv) issuances or sales of Common Stock of a Restricted Subsidiary, provided that the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in accordance with clause (A) or (B) of Section 4.11.

      SECTION 4.07.  Limitation on Issuances of Guarantees by Restricted
                     ---------------------------------------------------
Subsidiaries.  The Company will not permit any Restricted Subsidiary other than
------------
an Obligor, directly or indirectly, to Guarantee any Indebtedness of the Company or any Obligor which is pari passu with or subordinate in right of payment to the Notes or the Guaranty ("Guaranteed Indebtedness"), unless (i) such
                            -----------------------
Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Subsidiary Guarantee")
                                                          --------------------
of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to (x) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (y) any Guarantee of Indebtedness, including Indebtedness under the Credit Agreement, Incurred under clause (i) of the second paragraph under Section 4.03. If the Guaranteed Indebtedness is (A) pari passu with the Notes or the Guaranty, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes or the Guaranty, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes or the Guaranty.

     Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

      SECTION 4.08.  Limitation on Transactions with Shareholders and
                     ------------------------------------------------
Affiliates. The Company will not, and will not permit any Restricted Subsidiary
----------
to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

     The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm (including, without limitation, Morgan Stanley & Co. Incorporated and its Affiliates) stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (v) programming agreements, marketing and promotional agreements, equipment agreements and agreements for other goods or services related to the business of the Company and its Restricted Subsidiaries entered into in the ordinary course of business by the Company or any Restricted Subsidiary and Time Warner or its Affiliates; (vi) the payment of fees to Morgan Stanley & Co. Incorporated or its Affiliates for financial, advisory, consulting or investment banking services that the Board of Directors deems to be advisable or appropriate (including, without limitation, the payment of any underwriting discounts or commissions or placement agency fees in connection with the issuance and sale of securities); (vii) the Transactions; or (viii) any Restricted Payments not prohibited by Section 4.04. Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 4.08 and not covered by clauses (ii) through
(viii) of this paragraph, (a) the aggregate amount of which exceeds $2 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above and (b) the aggregate amount of which exceeds $4 million in value, must be determined to be fair in the manner provided for in clause (i)(B) above.

      SECTION 4.09.  Limitation on Liens.  The Company will not, and will not
                     -------------------
permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and the Guaranty and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes and the Guaranty, prior to) the obligation or liability secured by such Lien.

     The foregoing limitation does not apply to (i) Liens existing on the Closing Date, including Liens securing obligations under the Credit Agreement;
(ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary;
(iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of Section 4.03; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Liens on the Capital Stock of or any property or assets of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted under Section 4.03; (vi) Liens securing Indebtedness outstanding under clause (i) of the second paragraph under Section 4.03; or (vii) Permitted Liens.

      SECTION 4.10.  Limitation on Sale-Leaseback Transactions.  The Company
                     -----------------------------------------
will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

     The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of Section 4.11.

      SECTION 4.11.  Limitation on Asset Sales.  The Company will not, and will
                     -------------------------
not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments or the assumption of Indebtedness of the Company or any Restricted Subsidiary, provided that the Company or such Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission pursuant to Section 4.18) then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company, the Obligors or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to Section
4.07 or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section
4.11. Without in any way limiting the Company's discretion under the preceding sentence, pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

     If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 4.11 totals at least $10 million, the Obligors must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the Notes or the Guaranty ("Pari Passu Indebtedness"), from
                                               -----------------------
the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate Accreted Value of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the Accreted Value of the Notes on the relevant Payment Date (and principal amount of Pari Passu Indebtedness), plus, in each case, accrued interest (if any) to the Payment Date.

      SECTION 4.12.  Repurchase of Notes upon a Change of Control.  The Obligors
                     --------------------------------------------
must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the Accreted Value thereof on the relevant Payment Date, plus accrued interest, if any, to the Payment Date.

     The Obligors will not be required to make an Offer to Purchase pursuant to this Section 4.12 if a third party makes an Offer to Purchase in compliance with this Section 4.12 and repurchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

      SECTION 4.13.  Existence.  Subject to Article Five of this Indenture, the
                     ---------
Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary (other than of the Company), if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

      SECTION 4.14.  Payment of Taxes and Other Claims.  The Company will pay or
                     ---------------------------------
discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

      SECTION 4.15.  Maintenance of Properties and Insurance.  The Company will
                     ---------------------------------------
cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 4.15 shall prevent the Company or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Subsidiary.

     The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or any such Subsidiary, as the case may be, is then conducting business.

      SECTION 4.16.  Notice of Defaults.  In the event that any of the Obligors
                     ------------------
or the Company becomes aware of any Default or Event of Default, such Obligor or the Company, as the case may be, promptly, after it becomes aware thereof, will give written notice thereof to the Trustee.

      SECTION 4.17.  Compliance Certificates.  (a)  The Company shall deliver to
                     -----------------------
the Trustee, within 45 days after the end of each fiscal quarter (90 days after the end of the Company's last fiscal quarter of each year), an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. In the case of the Officers' Certificate delivered within 90 days after the end of the Company's fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and its Subsidiaries and the Company's and its Subsidiaries' performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.17, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any such officer knows of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status.

     The first certificate to be delivered pursuant to this Section 4.17(a) shall be for the first fiscal quarter beginning after the execution of this Indenture.

     (b) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, beginning with the fiscal year in which this Indenture was executed, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters,
(ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.17 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Obligors or the Company were not in compliance with any of the terms, covenants, provisions or conditions of Article Four and
Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not come to the attention of such accountants in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

      SECTION 4.18.  Commission Reports and Reports to Holders.  At all times
                     -----------------------------------------
from and after the earlier of (i) the date of the commencement of a registered exchange offer for the Notes by the Obligors or the effectiveness of the Shelf Registration Statement pursuant to and in accordance with the terms of the Registration Rights Agreement (the "Registration") and (ii) the date that is six
                                    ------------
months after the Closing Date, in either case, whether or not the Company and the Obligors are then required to file reports with the Commission, the Company and the Obligors shall file with the Commission all such reports and other information as they would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if they were subject thereto. The Company and the Obligors shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information within 15 days after the date they would have been required to file such reports or other information with the Commission had they been subject to such Sections. In addition, at all times prior to the earlier of the date of the Registration and the date that is six months after the Closing Date, the Company and the Obligors shall, at their cost, deliver to each Holder of the Notes quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, the Company and the Obligors shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act. The Company and the Obligors also shall comply with the other provisions of TIA Section 314(a).

      SECTION 4.19.  Waiver of Stay, Extension or Usury Laws.  Each of the
                     ---------------------------------------
Obligors and the Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Obligors or the Company, as the case may be, from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Obligors and the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      SECTION 4.20.  Calculation of Original Issue Discount.  The Company and
                     --------------------------------------
the Obligors shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time, and requested by the Trustee.

      SECTION 4.21.  Release of Obligors Upon Sale.  Renaissance Louisiana
                     -----------------------------
and/or Renaissance Tennessee will be automatically, completely and unconditionally released and discharged from its obligations in respect of the Notes upon the sale or other disposition (in compliance with the first sentence of Section 4.11) of all of the Company's and each of its Restricted Subsidiary's Capital Stock in such Obligor to any Person that is not an Affiliate of the Company; provided that such sale is not governed by the provisions of Article Five and after any such release and discharge at least one Obligor shall remain an obligor on the Notes.


                                 ARTICLE FIVE
                             SUCCESSOR CORPORATION

      SECTION 5.01.  When Obligors and the Company May Merge, Etc.  Neither the
                     --------------------------------------------
Company nor any Obligor that constitutes all or substantially all of the property and assets of the Company will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless: (i) the Company or such Obligor shall be the continuing Person, or the Person (if other than the Company or such Obligor) formed by such consolidation or into which the Company or such Obligor is merged or that acquired or leased such property and assets of the Company or such Obligor shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company or the Obligor, as the case may be, on all of the Notes and under this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or the Obligor or any Person becoming the successor obligor of the Notes or the Guaranty, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company or the Obligor immediately prior to such transaction; provided that this clause (iii) shall only apply to a sale of substantially all, but less than all, of the assets of the Company or an Obligor; (iv) immediately after giving effect to such transaction on a pro forma basis the Company or such Obligor, or any Person becoming the successor obligor on the Guaranty or the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03(a); provided that this clause (iv) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of the Company or an Obligor if all Liens and Indebtedness of the Company or any Person becoming the successor obligor on the Guaranty, as the case may be, and its Restricted Subsidiaries, including the Obligors or any Person becoming a successor obligor on the Notes, outstanding immediately after such transaction would, if Incurred at such time, have been permitted to be Incurred (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Indenture; and (v) the Company or such Obligor delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv), if either is applicable) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company and such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

      SECTION 5.02.  Successor Substituted.  Upon any consolidation or merger,
                     ---------------------
or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of any Obligor or the Company in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which such Obligor or the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Obligor or the Company, as the case may be, under this Indenture with the same effect as if such successor Person had been named as such Obligor or the Company, as the case may be, herein; provided that none of the Obligors or the Company, as the case may be, shall be released from their joint and several obligations to pay the principal of, premium, if any, or interest on the Notes in the case of a lease of all or substantially all of its property and assets.


                                  ARTICLE SIX
                             DEFAULT AND REMEDIES

      SECTION 6.01.  Events of Default.  Any of the following events shall
                     -----------------
constitute an "Event of Default" hereunder:
               ----- ----------

     (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

     (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

     (c) default in the performance or breach of the provisions of Article Five or the failure to make or consummate an Offer to Purchase in accordance with Sections 4.11 or 4.12;

     (d) the Company or the Obligors default in the performance of or breaches any other covenant or agreement of the Company or the Obligors in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

     (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

     (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

     (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

     (i) the Guaranty or any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or the Company or any Subsidiary Guarantor denies or disaffirms its obligations under this Indenture, the Guaranty or any Subsidiary Guarantee.

      SECTION 6.02.  Acceleration.  If an Event of Default (other than an Event
                     ------------
of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to an Obligor or the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Obligors (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Accreted Value of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such Accreted Value, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of
Section 6.01 occurs with respect to an Obligor or the Company, the Accreted Value of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Obligors and to the Trustee, may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (a) the Company or the Obligors have paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes, (iii) the Accreted Value of and premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest, if any, at the rate prescribed therefor by such Notes, (b)(i) all existing Events of Default, other than the non-payment of the Accreted Value of, premium, if any, or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

      SECTION 6.03.  Other Remedies.  If an Event of Default occurs and is
                     --------------
continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

      SECTION 6.04.  Waiver of Past Defaults.  Subject to Sections 6.02, 6.07
                     -----------------------
and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause
(a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

      SECTION 6.05.  Control by Majority.  The Holders of at least a majority in
                     -------------------
aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

      SECTION 6.06.  Limitation on Suits.  A Holder may not institute any
                     -------------------
proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) the Holder gives the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

     For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

          The limitations set forth in this Section 6.06 shall not apply to the right of any Holder of a Note to receive payment of the Accreted Value of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

      SECTION 6.07.  Rights of Holders to Receive Payment.  Notwithstanding any
                     ------------------------------------
other provision of this Indenture, the right of any Holder of a Note to receive payment of the Accreted Value of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.

      SECTION 6.08.  Collection Suit by Trustee.  If an Event of Default in
                     --------------------------
payment of principal, premium or interest specified in clause (a), (b) or (c) of
Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against any Obligor or the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      SECTION 6.09.  Trustee May File Proofs of Claim.  The Trustee may file
                     --------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Obligors (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 6.10.  Priorities.  If the Trustee collects any money pursuant to
                     ----------
this Article Six, it shall pay out the money in the following order:

          First:  to the Trustee for all amounts due under Section 7.07;

          Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

          Third: to the Obligors or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

     The Trustee, upon prior written notice to the Obligors, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

      SECTION 6.11.  Undertaking for Costs.  In any suit for the enforcement of
                     ---------------------
any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

      SECTION 6.12.  Restoration of Rights and Remedies.  If the Trustee or any
                     ----------------------------------
Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Obligors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Obligors, Trustee and the Holders shall continue as though no such proceeding had been instituted.

      SECTION 6.13.  Rights and Remedies Cumulative.  Except as otherwise
                     ------------------------------
provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      SECTION 6.14.  Delay or Omission Not Waiver.  No delay or omission of the
                     ----------------------------
Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                 ARTICLE SEVEN
                                    TRUSTEE

      SECTION 7.01.  General.  The duties and responsibilities of the Trustee
                     -------
shall be as provided by the TIA and as are specifically set forth herein and no covenants or obligations shall be otherwise implied by this Indenture. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

      SECTION 7.02.  Certain Rights of Trustee.  Subject to TIA Sections 315(a)
                     -------------------------
through (d):

          (i) the Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;

          (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to Section 11.03 or Section

     11.04, as the case may be. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

          (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care;

          (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

          (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the written direction of the Holders of a majority in principal amount of the outstanding Notes, including relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture, provided that the Trustee's conduct does not constitute gross negligence or bad faith;

          (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Obligors and the Company personally or by agent or attorney; and

          (viii) the Trustee shall not be charged with knowledge of any Defaults or Events of Default unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by any Holder, Obligor, the Company or any other obligor on the Notes.

      SECTION 7.03.  Individual Rights of Trustee.  The Trustee, in its
                     ----------------------------
individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Obligors, the Company or their Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

      SECTION 7.04.  Trustee's Disclaimer.  The Trustee (i) makes no
                     --------------------
representation as to the validity or adequacy of this Indenture or the Notes,
(ii) shall not be accountable for the Obligors' use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement of the Company or the Obliglors in this Indenture or in the Notes other than its certificate of authentication.

      SECTION 7.05.  Notice of Default.  If any Default or any Event of Default
                     -----------------
occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

      SECTION 7.06.  Reports by Trustee to Holders.  Within 60 days after each
                     -----------------------------
May 15, beginning with May 15, 1998, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15, if required by TIA Section 313(a). The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA Section 313(d).

      SECTION 7.07.  Compensation and Indemnity.  The Obligors and the Company,
                     --------------------------
jointly and severally, shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Obligors and the Company, jointly and severally, shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee without gross negligence or bad faith on its part. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

     The Obligors and the Company, jointly and severally, shall indemnify the Trustee (including its agents, employees, officers, directors and shareholders, as applicable) for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

     The Trustee shall notify the Obligors and the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Obligors and the Company shall not relieve the Obligors or the Company of their obligations hereunder, unless and only to the extent that the Obligors and the Company are materially prejudiced thereby. At the Trustee's sole discretion, the Obligors and the Company shall defend the claim and the Trustee shall provide reasonable cooperation in the defense. The Trustee may at its option have separate counsel of its own choosing and the Obligors and the Company shall pay the reasonable fees and expenses of such counsel. The Obligors and the Company need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

     To secure the Obligors' and the Company's payment obligations, as the case may be, in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

     If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

     The provisions of this Section 7.07 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Obligors' obligations pursuant to Article Eight or the termination of this Indenture.

     The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

      SECTION 7.08.  Replacement of Trustee.  A resignation or removal of the
                     ----------------------
Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign at any time by so notifying the Obligors in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Obligors. The Obligors may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Obligors shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Obligors. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Obligors or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Obligors, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Obligors. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     If the Trustee is no longer eligible under Section 7.10 or shall fail to comply with TIA Section 310(b), any Holder who satisfies the requirements of TIA
Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, the Trustee shall resign immediately in the manner and with the effect provided in this Section.

     The Obligors shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Obligors' obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

      SECTION 7.09.  Successor Trustee by Merger, Etc.  If the Trustee
                     --------------------------------
consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein, provided such corporation shall be otherwise qualified and eligible under this Article.

      SECTION 7.10.  Eligibility.  This Indenture shall always have a Trustee
                     -----------
who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition that is subject to the requirements of applicable Federal or state supervising or examining authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect specified in this Article.

      SECTION 7.11.  Money Held in Trust.  The Trustee shall not be liable for
                     -------------------
interest on any money received by it except as the Trustee may agree in writing with the Obligors. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.


                                 ARTICLE EIGHT
                            DISCHARGE OF INDENTURE

      SECTION 8.01.  Termination of Obligors' Obligations.  Except as otherwise
                     ------------------------------------
provided in this Section 8.01, the Obligors may terminate their obligations under the Notes and this Indenture if:

          (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Obligors, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Obligors have paid all sums payable by them hereunder; or

          (ii) (A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Obligors or the Company irrevocably deposit in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which any of the Obligors or the Company is a party or by which it is bound and (E) the Obligors have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

     With respect to the foregoing clause (i), the Obligors' obligations under
Section 7.07 shall survive. With respect to the foregoing clause (ii), the Obligors' and the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 and
Article Ten shall survive until the Notes are no longer outstanding.
Thereafter, only the Obligors' and the Company's obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee, on demand of the Obligors accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Obligors, shall execute proper instruments acknowledging such satisfaction of and discharging of the Obligors and the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above. The Obligors and the Company jointly and severally agree to reimburse the Trustee for any costs or expenses (including, without limitation, the reasonable fees of its counsel) thereafter reasonably and properly incurred, to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes and to indemnify the trust referred to in Section 8.02(a) for any tax liability and pay any expenses of such trust not otherwise provided for pursuant to such Section.

      SECTION 8.02.  Defeasance and Discharge of Indenture.  The Obligors will
                     -------------------------------------
be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (A) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Obligors, shall execute proper instruments acknowledging the same, except as provided in the penultimate paragraph of this Section 8.02; provided that the following conditions shall have been satisfied:

          (A) with reference to this Section 8.02, the Obligors have irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 of this Indenture) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause
     (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Notes at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

          (B) the Obligors have delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Obligors' exercise of their option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel shall be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or
     (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and that after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Obligors or the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Obligors or the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Obligors or the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

          (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Obligors, the Company or any of their Subsidiaries is a party or by which the Obligors, the Company or any of their Subsidiaries is bound;

          (D) if the Notes are then listed on a national securities exchange, the Obligors shall have delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge; and

          (E) the Obligors shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

     Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (B)(2) of this Section 8.02, none of the Obligors' or the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this
Section 8.02, the Obligors' and the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 8.05, 8.06 and
Article Ten and the rights, powers, trusts, duties and immunities of the Trustee hereunder shall survive until the Notes are no longer outstanding. Thereafter, only the Obligors' and the Company's obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(1) of this Section 8.02 may be provided specifically without regard to, and not in reliance upon, the continuance of the Obligors' obligations under Section 4.01 and the Company's obligations under Article Ten, then the Obligors' obligations under such Section
4.01 and the Company's obligations under Article Ten, shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

     After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Obligors' and the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

      SECTION 8.03.  Defeasance of Certain Obligations.  The Obligors and the
                     ---------------------------------
Company may omit to comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 5.01 and Sections 4.03 through 4.11 and clause
(c) of Section 6.01 with respect to clauses (iii) and (iv) of Section 5.01, clause (d) of Section 6.01 with respect to Sections 4.01, 4.02 and 4.12 through
4.21 and clauses (e) and (f) of Section 6.01 shall be deemed not to be Events of Default in each case with respect to the outstanding Notes if:

          (i) with reference to this Section 8.03, the Obligors have irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

          (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Obligors, the Company or any of their Subsidiaries is a party or by which the Obligors, the Company or any of their Subsidiaries is bound;

          (iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123/rd/ day after such date of such deposit;

          (iv) the Obligors have delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Trustee, for the benefit of the Holders, has a valid first-priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Obligors or the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Obligors or the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Obligors or the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and (z) no property, rights in property or other interest granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Company;

          (v) if the Notes are then listed on a national securities exchange, the Obligors shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Notes to be delisted; and

          (vi) the Obligors have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

      SECTION 8.04.  Application of Trust Money.  Subject to Section 8.06, the
                     --------------------------
Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

      SECTION 8.05.  Repayment to Obligors.  Subject to Sections 7.07, 8.01,
                     ---------------------
8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Obligors upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Obligors upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Obligors once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Obligors. After payment to the Obligors, Holders entitled to such money must look to the Obligors for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

      SECTION 8.06.  Reinstatement.  If the Trustee or Paying Agent is unable to
                     -------------
apply any money or U.S. Government Obligations in accordance with Section 8.01,
8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Obligors' and the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Obligors or the Company have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Obligors or the Company, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                 ARTICLE NINE
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

      SECTION 9.01.  Without Consent of Holders.  The Obligors and the Company,
                     --------------------------
when authorized by resolutions of their Boards of Directors (as evidenced by a Board Resolution), and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

          (1) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not in the good faith opinion of the Board of Directors, as evidenced by a Board Resolution, adversely affect the interests of the Holders in any material respect;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to comply with Article Five and to provide for the assumption of the Company's or an Obligor's obligations to Holders of Notes in the case of a merger or consolidation;

          (4) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

          (5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

          (6) to make any change that would provide additional rights or benefits to the Holders of Notes or that, in the good faith opinion of the Board of Directors of the Company evidenced by a Board Resolution, does not adversely affect the rights of any Holder in any material respect.

      SECTION 9.02.  With Consent of Holders.  Subject to Sections 6.04 and 6.07
                     -----------------------
and without prior notice to the Holders, the Obligors and the Company, when authorized by their Boards of Directors, (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding, and the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Obligors or the Company with any provision of this Indenture or the Notes.

     Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to
Section 6.04, may not:

          (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

          (ii) reduce the Accreted Value or principal of, or premium, if any, or interest on, any Note;

          (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

          (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

          (v) waive a default in the payment of principal of, premium, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

          (vi) modify the Guaranty in a manner adverse to the Holders;

          (vii) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

          (viii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Obligors shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Obligors will mail supplemental indentures to Holders upon request. Any failure of the Obligors to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

      SECTION 9.03.  Revocation and Effect of Consent.  Until an amendment,
                     --------------------------------
supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Registrar of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes and notification to the Trustee thereof.

     The Obligors may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through
(viii) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (viii) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

      SECTION 9.04.  Notation on or Exchange of Notes.  If an amendment,
                     --------------------------------
supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. At the Obligors' expense, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Obligors or the Trustee so determine, the Obligors in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

      SECTION 9.05.  Trustee to Sign Amendments, Etc.  The Trustee shall be
                     -------------------------------
entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties or immunities of the Trustee under this Indenture or otherwise. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

      SECTION 9.06.  Conformity with Trust Indenture Act.  Every supplemental
                     -----------------------------------
indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.


                                  ARTICLE TEN
                               GUARANTY OF NOTES

      SECTION 10.01.  Guaranty.  Subject to the provisions of this Article Ten,
                      --------
the Company hereby fully, unconditionally and irrevocably guarantees to each Holder and to the Trustee on behalf of the Holders: (i) the due and punctual payment of the principal of, premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Obligors to the Holders or the Trustee, all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise. The Company hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Obligors, any right to require a proceeding first against the Obligors, the benefit of discussion, protest or notice with respect to any such Note or the debt evidenced thereby and all demands whatsoever, and covenants that this Guaranty will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon and as provided in Section 8.01 and
Section 8.02 (subject to Section 8.06). The maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Article Ten. In the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Company for the purpose of this

Article Ten. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Six, the Trustee shall promptly make a demand for payment on the Notes under the Guaranty provided for in this Article Ten.

     If the Trustee or the Holder of any Note is required by any court or otherwise to return to the Obligors or the Company, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Obligors or the Company, any amount paid to the Trustee or such Holder in respect of a Note, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. The Company further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations Guaranteed hereby.

     The Company hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Obligors that arise from the existence, payment, performance or enforcement of its obligations under this Guaranty and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Obligors or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Obligors, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Company in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Notes shall not have been paid in full, such amount shall be deemed to have been paid to the Company for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Notes. The Company acknowledges that it will receive direct and indirect benefits from the issuance of the Notes pursuant to this Indenture and that the waivers set forth in this
Section 10.01 are knowingly made in contemplation of such benefits.

     The Guaranty set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

      SECTION 10.02.  Obligations Unconditional.  Subject to Section 10.05,
                      -------------------------
nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, upon failure by the Obligors, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

     Without limiting the foregoing, nothing contained in this Article Ten will restrict the right of the Trustee or the Holders of the Notes to take any action to declare the Guaranty to be due and payable prior to the Stated Maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder.

      SECTION 10.03.  Notice to Trustee.  The Company shall give prompt written
                      -----------------
notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Guaranty pursuant to the provisions of this Article Ten.

      SECTION 10.04.  This Article Not to Prevent Events of Default.  The
                      ---------------------------------------------
failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article will not be construed as preventing the occurrence of an Event of Default.

      SECTION 10.05.  Limitation.  Notwithstanding any other provision of this
                      ----------
Indenture or the Notes, the obligations of the Company will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of the Company and after giving effect to any collections from or payments made by or on behalf of any Obligor in respect of the obligations of such Obligor under this Indenture, will result in the obligations of the Company under its Guaranty not constituting a fraudulent conveyance or fraudulent transfer under applicable law.


                                 ARTICLE ELEVEN
                                 MISCELLANEOUS

      SECTION 11.01.  Trust Indenture Act of 1939.  Prior to the effectiveness
                      ---------------------------
of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

      SECTION 11.02.  Notices.  Any notice or communication shall be
                      -------
sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

     if to the Obligors or the Company, to each of them care of:
     ----------------------------------------------------------

          Renaissance Media Group LLC
          1 Cable Vision Center
          Suite 100
          Ferndale, New York 12734
          Attention:  Executive Vice President
                       & Chief Financial Officer
          Facsimile Number:  (914) 295-2601
     if to the Trustee:
     -----------------

          United States Trust Company of New York
          114 West 47/th/ Street
          New York, New York  10036-1532
          Attention:  Corporate Trust Division: 25/th/ Floor
          Facsimile Number: (212) 852-1626

     The Obligors, the Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder shall be mailed to him at his address as it appears on the Security Register by first-class mail and shall be sufficiently given to him if so mailed within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA
Section 313(c), to the extent required by the TIA. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Obligors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

      SECTION 11.03.  Certificate and Opinion as to Conditions Precedent.  Upon
                      --------------------------------------------------
any request or application by the Obligors or the Company to the Trustee to take any action under this Indenture, the Obligors or the Company shall furnish to the Trustee:

          (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

      SECTION 11.04.  Statements Required in Certificate or Opinion.  Each
                      ---------------------------------------------
certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion is based;

          (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

      SECTION 11.05.  Rules by Trustee, Paying Agent or Registrar.  The Trustee
                      -------------------------------------------
may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

      SECTION 11.06.  Payment Date Other Than a Business Day.  If an Interest
                      --------------------------------------
Payment Date, Redemption Date, Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

      SECTION 11.07.  Governing Law.  This Indenture and the Notes shall be
                      -------------
governed by the laws of the State of New York. Each of the Trustee, the Obligors, the Company and the Holders agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

      SECTION 11.08.  No Adverse Interpretation of Other Agreements.  This
                      ---------------------------------------------
Indenture may not be used to interpret another indenture, loan or debt agreement of the Obligors, the Company or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      SECTION 11.09.  No Recourse Against Others.  No recourse for the payment
                      --------------------------
of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Obligors or the Company contained in this Indenture or in any of the Notes or the Guaranty, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, stockholder, member, officer, director, member of a board of representatives, employee or controlling person, as such, of an Obligor or the Company or of any successor Person, either directly or through the Obligors or the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

      SECTION 11.10.  Successors.  All agreements of the Obligors and the
                      ----------
Company in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

      SECTION 11.11.  Duplicate Originals.  The parties may sign any number of
                      -------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      SECTION 11.12.  Separability.  In case any provision in this Indenture or
                      ------------
in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 11.13.  Table of Contents, Headings, Etc.  The Table of Contents,
                      --------------------------------
Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                              RENAISSANCE MEDIA (LOUISIANA) LLC

                              By: /s/ Fred Schulte
                                  -----------------------------------
                                  Name: Fred Schulte
                                  Title: President


                              RENAISSANCE MEDIA (TENNESSEE) LLC

                              By: /s/ Fred Schulte
                                  -----------------------------------
                                  Name: Fred Schulte
                                  Title: President


                              RENAISSANCE MEDIA CAPITAL CORPORATION

                              By: /s/ Fred Schulte
                                  -----------------------------------
                                  Name: Fred Schulte
                                  Title: President


                              RENAISSANCE MEDIA GROUP LLC

                              By: /s/ Fred Schulte
                                  -----------------------------------
                                  Name: Fred Schulte
                                  Title: President


                              UNITED STATES TRUST COMPANY OF
                              NEW YORK, as Trustee

                              By: /s/ James D. Nesci
                                  -----------------------------------
                                  Name: James D. Nesci
                                  Title: Assistant Vice President

                                                                       EXHIBIT A
                                                                       ---------


                                 [FACE OF NOTE]

                       RENAISSANCE MEDIA (LOUISIANA) LLC
                       RENAISSANCE MEDIA (TENNESSEE) LLC
                     RENAISSANCE MEDIA CAPITAL CORPORATION

                       10% Senior Discount Note due 2008

                                              [CUSIP] [CINS] [ISIN] [__________]


No. ____                                                              $_________

     The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:

Issue Date:  April 9, 1998
                                        Original issue discount under Section
Yield to maturity for period from       1273 of the Internal Revenue Code
Issue Date to April 15, 2008: 10%,      (for each $1,000 principal amount):
compounded semiannually on  April 15    $887.09
and October 15, commencing October
15, 1998 (computed without giving       Issue Price (for each $1,000
effect to the additional payments of    principal amount):  $612.91
interest in the event the issuer
fails to commence the exchange offer
or cause the registration statement
to be declared effective, each as
described on the reverse hereof)


     RENAISSANCE MEDIA (LOUISIANA) LLC, a Delaware limited liability company ("Renaissance Louisiana"), RENAISSANCE MEDIA (TENNESSEE) LLC, a Delaware limited
-----------------------
liability company ("Renaissance Tennessee"), RENAISSANCE MEDIA CAPITAL
                    ---------------------
CORPORATION, a Delaware corporation, as issuers ("Renaissance Capital" and
                                                  -------------------
together with Renaissance Louisiana and Renaissance Tennessee, the "Obligors,"
                                                                    --------
which term includes any successor under the Indenture hereinafter referred to), for value received, each jointly and severally promises to pay to _____________, or its registered assigns, the principal sum of ____________ ($____) on April 15, 2008, to be fully and unconditionally guaranteed on a senior basis by RENAISSANCE MEDIA GROUP LLC, a Delaware limited liability company (the "Company").
 -------

     Interest Payment Dates:   April 15 and October 15, commencing October 15,
2003.

     Regular Record Dates:    April 1 and October 1.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Obligors have caused this Note to be signed manually or by facsimile by its duly authorized officers.


                              RENAISSANCE MEDIA (LOUISIANA) LLC


                              By:
                                  ----------------------------------
                                  Name:
                                  Title:

                              By:
                                  ----------------------------------
                                  Name:
                                  Title:


                              RENAISSANCE MEDIA (TENNESSEE) LLC


                              By:
                                  ----------------------------------
                                  Name:
                                  Title:

                              By:
                                  ----------------------------------
                                  Name:
                                  Title:

                              RENAISSANCE MEDIA CAPITAL CORPORATION


                              By:
                                  ----------------------------------
                                  Name:
                                  Title:

                              By:
                                  ----------------------------------
                                  Name:
                                  Title:

                   (Trustee's Certificate of Authentication)

    This is one of the 10% Senior Discount Notes due 2008 described in the within-mentioned Indenture.



Date:  April 9, 1998              UNITED STATES TRUST COMPANY OF
                                  NEW YORK,
                                    as Trustee

                              By:
                                  ----------------------------------
                                  Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                       RENAISSANCE MEDIA (LOUISIANA) LLC
                       RENAISSANCE MEDIA (TENNESSEE) LLC
                     RENAISSANCE MEDIA CAPITAL CORPORATION


                       10% Senior Discount Note due 2008



1.  Principal and Interest.
    ----------------------

     The Obligors will, jointly and severally, pay the principal of this Note on April 15, 2008.

     The Obligors promise, jointly and severally, to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

     Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the April 1 or October 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing October 15, 2003; provided that no interest shall accrue on the principal amount of this Note prior to April 15, 2003 and no interest shall be paid on this Note prior to October 15, 2003, except as provided in the next paragraph.

     If an exchange offer (the "Exchange Offer") registered under the Securities
                                --------------
Act is not consummated and a shelf registration statement (the "Shelf
                                                                -----
Registration Statement") under the Securities Act with respect to resales of the
----------------------
Notes is not declared effective by the Commission, on or before October 9, 1998 in accordance with the terms of the Registration Rights Agreement dated April 6, 1998 between the Obligors, the Company and Morgan Stanley & Co. Incorporated, interest (in addition to the accrual of original issue discount during the period ending April 15, 2003 and in addition to the interest otherwise due on the Notes after such date) will accrue, at an annual rate of 0.5% of Accreted Value on the preceding Semiannual Accrual Date on the Notes from October 9, 1998, payable in cash semiannually, in arrears, on each Interest Payment Date, commencing April 15, 1999 until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

     Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 15, 2003; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Obligors shall, jointly and severally, pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.

2.  Method of Payment.
    -----------------

     The Obligors will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each April 15 and October 15, commencing October 15, 2003 to the persons who are Holders (as reflected in the Security Register at the close of business on the April 1 or October 1 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Obligors will make payment to the Holder that surrenders this Note to a Paying Agent on or after April 15, 2008.

     The Obligors will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Obligors may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.  Paying Agent and Registrar.
    --------------------------

     Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Obligors may change any authenticating agent, Paying Agent or Registrar without notice. The Obligors, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.  Indenture; Limitations.
    ----------------------

     The Obligors issued the Notes under an Indenture dated as of April 9, 1998 (the "Indenture"), between the Obligors, as issuers, the Company, as guarantor,
      ---------
and United States Trust Company of New York, as trustee (the "Trustee").
                                                              -------
Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

     The Notes are general unsecured obligations of the Obligors.

     The Company may, subject to Article Four of the Indenture and applicable law, issue additional Notes under the Indenture.

5.  Optional Redemption.
    -------------------

     The Notes will be redeemable, at the Obligors' option, in whole or in part, at any time or from time to time, on or after April 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount at maturity), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing April 15 of the years set forth below:

         Year                   Redemption Price
         ----                   ----------------
         2003..................         105.000%
         2004..................         103.333
         2005..................         101.667
         2006 and thereafter...         100.000

     In addition, at any time and from time to time prior to April 15, 2001, the Obligors may redeem up to 35% of the principal amount at maturity of the Notes with the proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Company or an Obligor to a Person other than the Company or any Subsidiary of the Company, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of Accreted Value on the Redemption Date) of 110.000%; provided that at least $106.0 million aggregate principal amount at maturity of Notes remains outstanding after each such redemption and notice of any such redemption is mailed within 60 days after the related sale of Capital Stock.

     Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue and the original issue discount ceases to accrete on Notes or portions of Notes called for redemption, unless the Obligors default in the payment of the Redemption Price.

6. Repurchase upon Change of Control.
   ---------------------------------

     Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Obligors in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the Accreted Value thereof plus accrued interest, if any, to the date of purchase (the "Payment Date").
      ------------

     A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Obligors in part. On and after the Payment Date, interest ceases to accrue and original issue discount ceases to accrete on Notes or portions of Notes surrendered for purchase by the Obligors, unless the Obligors default in the payment of the purchase price.

     The Obligors are not required to make an Offer to Purchase if a third party makes an Offer to Purchase and repurchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

7. Denominations; Transfer; Exchange.
   ---------------------------------

     The Notes are in registered form without coupons in denominations of $1,000 of principal amount at maturity and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.

8. Persons Deemed Owners.
   ---------------------

     A Holder shall be treated as the owner of a Note for all purposes.

9. Unclaimed Money.
   ---------------

     If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Obligors at their request. After that, Holders entitled to the money must look to the Obligors for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

         If the Obligors deposit with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Obligors and the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Obligors and the Company will be discharged from certain covenants set forth in the Indenture.

11.  Amendment; Supplement; Waiver.
     -----------------------------

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the legal rights under the Indenture of any Holder in any material respect.

12.  Restrictive Covenants.
     ---------------------

         The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, issue Capital Stock of Restricted Subsidiaries, Guarantee Indebtedness of the Company, engage in transactions with Affiliates, suffer to exist or incur Liens, enter into sale-leaseback transactions, use the proceeds from Asset Sales, or, with respect to the Company and the Obligors, merge, consolidate or transfer substantially all of their assets. Within 45 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each year), the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

         Renaissance Louisiana and/or Renaissance Tennessee will be automatically, completely and unconditionally released and discharged from its obligations in respect of the Notes upon the sale or other disposition (in compliance with the first sentence of Section 4.11 of the Indenture) of all of the Company's and each of its Restricted Subsidiary's Capital Stock in such Obligor to any Person that is not an Affiliate of the Company; provided that such sale is not governed by the provisions of Article Five of the Indenture and after any such release and discharge at least one Obligor shall remain an obligor on the Notes.

13.  Successor Persons.
     -----------------

         When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.  Defaults and Remedies.
     ---------------------

         Any of the following events constitutes an "Event of Default" under the
                                                     ----------------
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) default in the performance or breach of the provisions of Article Five or the failure to make or consummate an Offer to Purchase in accordance with Sections 4.11 or 4.12 of the Indenture; (d) the Company or the Obligors default in the performance of or breaches any other covenant or agreement of the Company or the Obligors in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; (h) the Company or any Significant

Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or (i) the Guaranty or any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or the Company or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture, the Guaranty or any Subsidiary Guarantee.

     If an Event of Default (other than an Event of Default specified in clause
(g) or (h) of Section 6.01 of the Indenture that occurs with respect to the Company or an Obligor) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Obligors (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Accreted Value of, premium, if any, and accrued interest on the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any Significant Subsidiary occurs and is continuing, the Accreted Value of, premium, if any, and accrued interest on the Notes automatically becomes due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.  Trustee Dealings with the Obligors or the Company.
     -------------------------------------------------

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Obligors or the Company or their Affiliates and may otherwise deal with the Obligors or the Company or their Affiliates as if it were not the Trustee.

16.  Guarantee.
     ---------

         The Obligors' obligations under the Notes are fully, unconditionally and irrevocably guaranteed by the Company.

17.  No Recourse Against Others.
     --------------------------

         No incorporator or any past, present or future partner, stockholder, member, officer, director, member of a board of representatives, employee or controlling person, as such, of an Obligor or the Company or of any successor Person shall have any liability for any obligations of the Obligors or the Company under the Notes, the Guaranty or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

18.  Authentication.
     --------------

         This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

19.  Abbreviations.
     -------------

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         The Obligors will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Obligors at:
Renaissance Media Group LLC, 1 Cable Vision Center, Suite 100, Ferndale, New York 12734; Attention: Executive Vice President and Chief Financial Officer.

                           [FORM OF TRANSFER NOTICE]


     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee

--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _________________________________________ attorney to transfer said
Note on the books of the Obligors with full power of substitution in the premises.


                    [THE FOLLOWING PROVISION TO BE INCLUDED
                    ON ALL NOTES OTHER THAN EXCHANGE NOTES,
                      PERMANENT OFFSHORE GLOBAL NOTES AND
                      UNLEGENDED OFFSHORE PHYSICAL NOTES]

     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement with respect to resales of the Notes is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]
                                   ---------

[_] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or
                                       --

[_] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
     --------------------    ---------------------------------------------------
                             NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.



TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer"
                                                  -----------------------------
within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Obligors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
     --------------------    ---------------------------------------------------
                             NOTICE:  To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you wish to have this Note purchased by the Obligors pursuant to Section
4.11 or 4.12 of the Indenture, check the Box:  [_]

     If you wish to have a portion of this Note purchased by the Obligors pursuant to Section 4.11 or 4.12 of the Indenture, state the amount (in principal amount at maturity): $___________________.


Date:
     ------------------

Your Signature:
               ----------------------------------------------------------------
               (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                    ------------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                              Form of Certificate
                              -------------------

                                                               _________  , ____

United States Trust Company of New York
114 West 47/th/ Street
New York, New York  10036-1532
Attention: Corporate Trust Division: 25/th/ Floor

                     Re:  RENAISSANCE MEDIA (LOUISIANA) LLC
                       RENAISSANCE MEDIA (TENNESSEE) LLC
        RENAISSANCE MEDIA CAPITAL CORPORATION (together, the "Company")
                                                              -------
                     10% Senior Discount Notes due 2008 (the "Notes")
     ---------------------------------------------------------------------

Dear Sirs:

   This letter relates to U.S. $_______________ principal amount at maturity of Notes represented by a Note (the "Legended Note") which bears a legend outlining
                                  -------------
restrictions upon transfer of such Legended Note. Pursuant to Section 2.01 of the Indenture dated as of April 9, 1998 (the "Indenture") relating to the Notes,
                                              ---------
we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount at maturity of Notes, all in the manner provided for in the Indenture.

   You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                     Very truly yours,

                                     [Name of Holder]


                                     By:
                                         ---------------------------------------
                                         Authorized Signature

                                                                       EXHIBIT C
                                                                       ---------

                           Form of Certificate to Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------


                                                              ____________, ____


United States Trust Company of New York
114 West 47/th/ Street
New York, New York  10036-1532
Attention: Corporate Trust Division: 25/th/ Floor

                     Re:  RENAISSANCE MEDIA (LOUISIANA) LLC
                       RENAISSANCE MEDIA (TENNESSEE) LLC
        RENAISSANCE MEDIA CAPITAL CORPORATION (together, the "Company")
                    10% Senior Discount Notes due 2008 (the "Notes")
 -----------------------------------------------------------------------------

Dear Sirs:

     In connection with our proposed purchase of $_____________ aggregate principal amount at maturity of the Notes, we confirm that:

     1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of April 9, 1998 (the "Indenture") relating to the Notes and the undersigned agrees to be
              ---------
bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").
                 --------------

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within the time period referred to in Rule 144(k) of the Securities Act, we will do so only (A) to Renaissance Media Group LLC or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate accreted value of Notes at the time of transfer of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

     3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                   Very truly yours,

                                   [Name of Transferee]


                                   By:
                                       -----------------------------------------
                                       Authorized Signature

                                                                       EXHIBIT D
                                                                       ---------

                     Form of Certificate to Be Delivered in
               Connection with Transfers Pursuant to Regulation S
               --------------------------------------------------


                                                           _______________, ____



United States Trust Company of New York
114 West 47/th/ Street
New York, New York  10036-1532
Attention: Corporate Trust Division: 25/th/ Floor

                     Re:  RENAISSANCE MEDIA (LOUISIANA) LLC
                       RENAISSANCE MEDIA (TENNESSEE) LLC
        RENAISSANCE MEDIA CAPITAL CORPORATION (together, the "Company")
                      10% Senior Discount Notes due 2008 (the "Notes")
------------------------------------------------------------------------------

Dear Sirs:

    In connection with our proposed sale of U.S.$______________ aggregate principal amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

    (1) the offer of the Notes was not made to a person in the United States;

    (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

    (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

    (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

    You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]


                                    By:
                                        ----------------------------------------
                                        Authorized Signature